Exhibit 10.26

SECOND AMENDMENT TO LEASE

This Second Amendment to Lease (“Amendment”) is made and entered into this 12th day of May, 2023 (“Effective Date”), by and between 5555 PROPERTY DEVELOPERS, LLC (“Landlord”), and T20 MINING GROUP, LLC (“Tenant”).

RECITALS

A.

Landlord and Tenant previously entered into that certain lease agreement dated December 1, 2022, as amended by that certain First Amendment to Lease dated February 27, 2023 (collectively, the “Lease”) for the parking area identified as a portion of the property located at 5555 S 129th E Avenue, Tulsa, Oklahoma, consisting of approximately 3.9 acres.

B.	Landlord and Tenant desire to further amend the Lease as set forth below.

AGREEMENTS

NOW THEREFORE, in consideration of mutual covenants contained herein and other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree to amend the Lease as follows:

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EASEMENT: Landlord shall grant an underground utility easement across the Parking Area to Public Service Company of Oklahoma as depicted on the attached Exhibit A. Tenant consents to the granting of such easement across the Parking Area.

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MISCELLANEOUS. Except as specifically provided for herein, the remaining terms and provisions of the Lease shall continue to be in full force and effect. The Lease, and any amendments thereto including this Amendment, shall collectively be known as the Lease.

IN WITNESS WHEREOF, this Amendment is executed as evidenced below to be effective as of the Effective Date specified herein.

LANDLORD: 5555 PROPERTY DEVELOPERS, LLC By: /s/ Rob Stephens Name: Rob Stephens Its: Manager	TENANT: T20 MINING GROUP, LLC By: /s/ Jeremy Henshaw Name: Jeremy Henshaw Its: Manager

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